                               STATE OF DELAWARE
                                                                    PAGE 1
                        OFFICE OF THE SECRETARY OF STATE


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "METROCALL, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF

JANUARY, A.D. 2000, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.











                                              /s/ EDWARD J. FREEL
             [SECRETARY'S OFFICE SEAL]        ---------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE
      0946945 8100                                                     0205521
                                             AUTHENTICATION:

      001025546                                         DATE:
                                                                       01-19-00

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/18/2000
  001025546 - 0946945


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                METROCALL, INC.

        I, the undersigned, being the Chief Financial Officer, Treasurer and Executive Vice President of METROCALL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DO HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation duly adopted the following amendment to the Restated Certificate of Incorporation, which amends
Article 4.1 thereof to read in its entirety as follows:

        4.1     AUTHORIZED SHARES.

        The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 201,000,000 shares, of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share (the "Preferred Stock") and 200,000,000 shall be classified as shares of Common Stock, par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

        SECOND: That the amendment was duly adopted at a meeting of the stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I have signed this certificate this 14th day of January, 2000.

                                           /s/ VINCENT D. KELLY
                                           ---------------------------------
                                           Vincent D. Kelly
                                           Chief Financial Officer, Treasurer
                                           and Executive Vice President

                                STATE OF DELAWARE
                                                                    PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                  --------------------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

CORRECTION OF "METROCALL, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF

MARCH, A.D. 1999, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.



























                                              /s/ EDWARD J. FREEL
                                             ----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE
      [SECRETARY'S OFFICE STATE SEAL]
      AUTHENTICATION:
      0946945 8100                                                   9633654
                                                      DATE:
      991103586                                                      03-17-99

     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
  FILED 09:00 AM 03/15/1999
    991103586 - 0946945


                               CORRECTED RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                METROCALL, INC.

         Metrocall, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follow:

         FIRST: The name of the Corporation is Metrocall, Inc. The Corporation was originally incorporated under the name Metrocall of Delaware, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 26, 1982.

         SECOND: This Corrected Restated Certificate of Incorporation was duly adopted in accordance with Section 103(f) of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and corrects Section 9 of the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock of the Corporation, Inc. as filed with the Secretary of State of the State of Delaware on October 1, 1998 (the "Certificate of Designation"), attached to the Restated Certificate of Incorporation as Exhibit 4.3(c)(ii) which currently reads:

         9.       Transferability.

         No shares of Series C Convertible Preferred Stock shall be transferable without the consent of the Corporation until May 1, 2000; provided, however, this provision shall terminate and be of no further force or effect immediately upon the occurrence of a Problematic Regulatory Change of Control. A "Problematic Regulatory Change of Control" is a Change of Control which causes the Holder and/or its affiliates to receive an attributable interest in any radio spectrum or FCC Service with respect to which the FCC or applicable law imposes a spectrum cap (including, without limitation, spectrum caps imposed on the holding of broadband CMRS or narrowband PCS spectrum), multiple ownership restriction, or other material limitation. "FCC Service" shall mean any service subject to FCC (or successor agency) regulation or oversight.

         THIRD: The text of the Certificate of Designation as heretofore amended or supplemented, shall read in its entirety as follows:

         9.       Transferability.

         No shares of Series C Convertible Preferred Stock shall be transferable without the consent of the Corporation until April 1, 2000; provided, however, this provision shall terminate and be of no further force or effect immediately upon the occurrence of a Problematic Regulatory Change of Control. A "Problematic Regulatory Change of Control" is a Change of Control which causes the Holder and/or its affiliates to receive an attributable interest in any radio spectrum or FCC Service with respect to which the FCC or applicable law imposes a spectrum cap (including, without limitation, spectrum caps imposed on the holding of broadband CMRS or narrowband PCS spectrum), multiple ownership restriction, or other material limitation. "FCC Service" shall mean any service subject to FCC (or successor agency) regulation or oversight.

         FOURTH: Attached hereto is the text of the Restated Certificate of Incorporation of the Corporation as heretofore corrected.

         IN WITNESS WHEREOF, Metrocall, Inc. has caused this Corrected Restated Certificate of Incorporation to be executed on its behalf on March 17, 1999.

                                      METROCALL, INC.

                                      By: /s/ William L. Collins, III
                                         ----------------------------
                                         William L. Collins, III
                                         President

Attest:

/s/ Shirley B. White
- --------------------
Shirley B. White
Assistant Secretary

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                METROCALL, INC.

         Metrocall, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follow:

         FIRST: The name of the Corporation is Metrocall, Inc. The Corporation was originally incorporated under the name Metrocall of Delaware, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 26, 1982.

         SECOND: This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 & 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and restates and integrates (including the provisions provided under the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware on November 15, 1996; and the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock of the Corporation, Inc. as filed with the Secretary of State of the State of Delaware on October 1, 1998) and does not further attend the provisions of the Certificate of Incorporation of the Corporation, as therefore amended, restated or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         THIRD: The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, shall read in its entirety as follows:

1. NAME

         The name of this corporation is Metrocall, Inc.

2. REGISTERED OFFICE AND AGENT.

         The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, DE 19805, in New Castle County. The registered agent of the Corporation at such address shall be United States Corporation Company.

3.  PURPOSE AND POWERS.

              The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.  CAPITAL STOCK.

              4.1.  Authorized Shares.

              The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 101,000,000 shares, of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("the Preferred Stock") and 100,000,000 shall be classified as shares of Common Stock, per value $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

              4.2.  Common Stock.

              (a) Relative Rights.

              The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.


              (b) Voting Rights.

              Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Restated Certificate of Incorporation or by applicable law.

              (c) Dividends.

              Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

              (d)  Dissolution, Liquidation, Winding Up.

              In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

              4.3.  Preferred Stock.

              (a)  Issuance, Designations, Powers, Etc.

              The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                  (i) the number of shares constituting that series and the distinctive designation of that series;

                  (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

              (b)   Dissolutions, Liquidation, Winding Up.

              In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

              (c) Pursuant to the foregoing authority, there has been authorized the following Preferred Stock:

                  (i) the Series A Convertible Preferred Stock shall have the powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions as set forth on Exhibit 4.3(c)(i) hereto.

                  (ii) the Series C Convertible Preferred Stock shall have the powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions as set forth on Exhibit 4.3(c)(ii) hereto.

              4.4.  Adjustments of Authorized Stock.

              Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of the Corporation of any class or classes may be increased or decreased (but not below the number then outstanding) by the affirmative vote of a majority of the directors then in office, whether or not a quorum.

              4.5.  Restrictions on Foreign Ownership of Shares.

              (a) No shares of stock of any class or series outstanding at any time shall be owned of record or beneficially by a person (as defined in Section 4.5(c) hereof) whose ownership thereof would constitute a violation of Section 310(a) or 310(b) of the Communications Act of 1934, as amended, or any similar or successor federal statutes.

              (b) The Corporation may, in its sole discretion, redeem any outstanding shares of stock of any class or series which are owned in violation of Section 4.5(a) hereof. Shares redeemed by the Corporation under this Section 4.5(b) may be redeemed for cash, property or rights, at the lesser of (i) the fair market value at the time of the redemption or (ii) the holder's purchase price, provided the holder purchased such shares within a year prior to the redemption. The Board of Directors shall have sole discretion to determine whether shares are owned in violation of Section 4.5(a) hereof, the fair market value of any shares to be redeemed, and the value of any non-cash consideration to be provided for such shares in any such redemption.

              (c) For purposes of this Section 4.5, "person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other legal entity.

5.  BOARD OF DIRECTORS.

              5.1  Classification.

              Except as otherwise provided in this Restated Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1996 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1995 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1994 annual meeting of stockholders. Notwithstanding the office for a term expiring at the 1994 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

              5.2. Removal.

              (a) Except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred
Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 5.2(b) hereof) and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until any such director's earlier death, resignation or removal.

        (b) For purposes of this Section 5.2, "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature or (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the director's duties as a director of the Corporation or any subsidiary.

        5.3. Change of Authorized Number.

        In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        5.4. Directors Elected by Holders of Preferred Stock.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 5 unless expressly provided by the certificate of designations.

        5.5. Limitation of Liability.

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 5.5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

6. INDEMNIFICATION.

                To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7. ACTIONS BY STOCKHOLDERS.

                Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

8. SPECIAL MEETINGS.

                Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation, (b) a majority of the directors in office, although less than a quorum, or (c) the holders of not less than 35% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

9. CRITERIA FOR EVALUATING CERTAIN OFFERS.

                The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, be authorized, to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                        (i) the interests of the stockholders of the Corporation;

                        (ii) whether the proposed transaction might violate federal or state laws;

                        (iii) the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and estimated future value as an independent entity; and

                        (iv) the social, legal and economic effects upon employees, suppliers, subscribers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts it business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

10. ANTI-GREENMAIL.

                Any direct or indirect purchase or other acquisition by the Corporation of any capital stock of the Corporation from any Significant Stockholder (as hereinafter defined) who has been the beneficial owner (as hereinafter defined) of such capital stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, excluding in calculating such affirmative vote and the total number of outstanding shares all capital stock beneficially owned by such Significant Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required with respect to (a) any purchase or other acquisition of capital stock of the Corporation made as part of a tender or exchange offer by the Corporation to purchase capital stock of the Corporation on the same terms from all holders of the same class of capital stock and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (b) any purchase of capital stock of the Corporation which the Board of Directors shall determine to be necessary pursuant to Section 4.5 of this Restated Certificate of Incorporation, (c) any purchase or other acquisition of capital stock of the Corporation on the same terms from all holders of such class of capital stock in accordance with the terms and conditions of any stock option or employee benefit plan of the Corporation, or (d) any purchase of capital stock of the Corporation, where the Board of Directors has determined that the purchase price per share of the capital stock does not exceed the fair market value of the capital stock. Such fair market value shall be equal to the average closing price or the mean of the bid and asked prices of a share of capital stock for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the capital stock from a Significant Stockholder.

                For purposes of this Section 10, "Significant Stockholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of capital stock of the Corporation is owned, directly or indirectly, by the Corporation) that is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding capital stock of the Corporation.

                For purposes of this Section 10, "Beneficial Owner," when used with respect to any capital stock of the Corporation, means any person that:

                        (i) individually or with any of its Affiliates (as hereinafter defined), beneficially owns capital stock directly or indirectly;

                        (ii) individually or with any of its Affiliates, has (a) the right to acquire capital stock (whether such right is exercisable immediately or only after passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of capital stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of capital stock pursuant to any agreement, arrangement or understanding; or

        (iii) individually or with any of its Affiliates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock with any other person that beneficially owns, or whose Affiliates beneficially own, directly or indirectly, such shares of capital stock.

                For purposes of this Section 10, "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

11. COMPROMISE OR ARRANGEMENT CLAUSE.

                Whenever a compromise or arrangement is proposed between the Corporation and



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its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

12. AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION.

                Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66 2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Sections 5, 7, 8, 9, and 10 hereof, and this Section 12. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.

13. AMENDMENT OF BYLAWS.

                In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Restated Certificate of Incorporation or in the Bylaws of the Corporation.



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

                In WITNESS WHEREOF, Metrocall, Inc. has caused this Restated Certificate of Incorporation to be executed on its behalf on February 16, 1999.




                                METROCALL, INC.

                                By: /s/ William L. Collins, III
                                    ---------------------------
                                        William L. Collins, III
                                        President


Attest:

/s/ Shirley B. White
- -----------------------
    Shirley B. White
    Assistant Secretary



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